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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 23, 1997 (except with respect to the matters discussed in Notes 14 and 15, as to which the date is March 5, 1997 and with respect to the matter discussed in Note 16, as to which the date is September 26, 1997) included in SPR Inc.'s Registration Statement on Form S-1, as amended (File No. 333-32735).





                                                /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP


Chicago, Illinois
December 29, 1997